EXHIBIT 99.3

IN ORDER TO BE EFFECTIVE, THIS LETTER OF TRANSMITTAL AND FORM OF ELECTION MUST BE VALIDLY COMPLETED, DULY EXECUTED AND RETURNED TO THE DEPOSITARY, COMPUTERSHARE TRUST COMPANY, N.A. IT IS IMPORTANT THAT GREY WOLF SHAREHOLDERS VALIDLY COMPLETE, DULY EXECUTE AND RETURN THIS LETTER OF TRANSMITTAL AND FORM OF ELECTION ON A TIMELY BASIS IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED HEREIN AND IN THE PROXY STATEMENT/PROSPECTUS (THE “PROXY STATEMENT/PROSPECTUS”) OF GREY WOLF, INC. AND PRECISION DRILLING TRUST DATED          , 2008.

PLEASE READ CAREFULLY THE PROXY STATEMENT/PROSPECTUS AND THE INSTRUCTIONS SET OUT BELOW BEFORE COMPLETING THIS LETTER OF TRANSMITTAL AND FORM OF ELECTION.

GREY WOLF, INC.

LETTER OF TRANSMITTAL AND FORM OF ELECTION

TO:	GREY WOLF, INC. (“Grey Wolf”)
AND TO:	PRECISION DRILLING TRUST (“Precision”)
AND TO:	PRECISION LOBOS CORPORATION (“Merger Sub”)
AND TO:	COMPUTERSHARE TRUST COMPANY, N.A. (the “Depositary”)

This letter of transmittal and form of election (the “Letter of Transmittal and Form of Election”) is for use by registered holders (“Grey Wolf Shareholder”) of shares of common stock (“Grey Wolf Shares”) of Grey Wolf, in connection with the proposed merger (the “Merger”) under the Texas Business Corporation Act and the Texas Corporation Law (the “Acts”) of Grey Wolf with and into Merger Sub, a wholly-owned subsidiary of Precision, with Merger Sub continuing as the surviving corporation, all as more fully described in the proxy statement/prospectus. Capitalized terms referred to herein but not otherwise defined have the same meanings as set forth in the proxy statement/prospectus.

In order for this Letter of Transmittal and Form of Election to be validly completed, the undersigned Grey Wolf Shareholder is required to complete each of the steps indicated below that are applicable to it or to any beneficial owner of Grey Wolf Shares on whose behalf the undersigned Grey Wolf Shareholder holds Grey Wolf Shares. Grey Wolf Shareholders whose Grey Wolf Shares are registered in the name of a broker, investment dealer, bank, trust company, depositary or other nominee should contact that nominee for instructions and assistance in delivering those Grey Wolf Shares to the Depositary.

STEP 1 — DESCRIPTION OF GREY WOLF SHARES TRANSMITTED

All Grey Wolf Shareholders must complete this Step.  If space is insufficient, please attach a signed list (see Instruction 4).

The undersigned registered Grey Wolf Shareholder hereby deposits with the Depositary, for exchange upon the Merger becoming effective, the enclosed certificate(s) representing Grey Wolf Shares, details of which are as follows:

Number of Grey Wolf Shares Deposited
Names and Addresses of	Certificate	with this Letter of Transmittal and
Registered Grey Wolf Shareholder(s)	Number(s)	Form of Election

(Name — please print)

(Address)

(Address)

(City / Country) (Postal / Zip Code)	TOTAL:

GENERAL INFORMATION FOR ALL GREY WOLF SHAREHOLDERS

All Grey Wolf Shareholders are required to complete Steps 2 and 3 hereof and Steps 4 and 5, if applicable.

It is understood that upon receipt and deposit of: (i) this Letter of Transmittal and Form of Election; (ii) the certificate(s) representing Grey Wolf Shares; and (iii) all other documentation as may be required by the Depositary, and following the effective date of the Merger, the Depositary will send to the undersigned in accordance with the instructions given below, either check(s) for cash the consideration and/or certificate(s) representing Precision trust units to which the undersigned is entitled under the Merger Agreement. The certificate(s) will be issued in the name of the Grey Wolf Shareholder as it appears on the face page hereof or in accordance with the instructions under Step 4 or Step 5, if completed.

The undersigned Grey Wolf Shareholder covenants, represents and warrants that: (i) such shareholder is the registered owner of the Grey Wolf Shares being deposited; (ii) such Grey Wolf Shares are free and clear of all liens, charges, encumbrances, mortgages, security interests and adverse claims; (iii) the undersigned has full power and authority to execute and deliver this Letter of Transmittal and Form of Election and to deposit, sell, assign, transfer and deliver the Grey Wolf Shares and that, when the consideration is paid and/or received, none of Grey Wolf, Merger Sub or Precision or any successors thereto will be subject to any adverse claim in respect of such Grey Wolf Shares; (iv) all information inserted into this Letter of Transmittal and Form of Election by the undersigned is accurate; (v) the Grey Wolf Shares have not been sold, assigned or transferred nor has any agreement been entered into to sell, assign or transfer any such deposited Grey Wolf Shares to any other person; and (vi) unless the undersigned shall have withdrawn this Letter of Transmittal and Form of Election by notice in writing given to the Depository prior to the Effective Date, the undersigned will not transfer or permit to be transferred any of the deposited Grey Wolf Shares. The covenants, representations and warranties of the undersigned herein contained will survive the completion of the Merger.

The undersigned acknowledges and agrees that this Letter of Transmittal and Form of Election shall not be construed as a proxy granted for use at the Grey Wolf special meeting and that this Letter of Transmittal and Form of Election shall not serve to revoke any proxy for use at the Grey Wolf special meeting previously conferred or agreed to be conferred by the undersigned (whether as agent, attorney-in-fact, attorney, proxy or otherwise) at any time with respect to the Grey Wolf Shares being deposited. No subsequent authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, except a proxy granted for use at the Grey Wolf special meeting, has been or will be granted with respect to the deposited Grey Wolf Shares. Each authority conferred or agreed to be conferred by the undersigned in this Letter of Transmittal and Form of Election survives the death or incapacity of the undersigned and each obligation of the undersigned hereunder is binding upon the heirs, legal representatives, successors and assigns of the undersigned.

Following completion of the Merger, the undersigned instructs Precision, Merger Sub and the Depositary to mail check(s) representing cash consideration and/or certificate(s) representing Precision trust units promptly, after completion and return of this Letter of Transmittal and Form of Election to the Depositary, to the undersigned in accordance with the instructions provided below.

If the Merger is not completed, the deposited Grey Wolf Shares and all other ancillary documents will be returned to the undersigned by mail at the address of the undersigned shown on the register of Grey Wolf Shareholders or in accordance with the instructions under Step 4 or Step 5, if completed. The undersigned acknowledges that Grey Wolf has no obligation pursuant to the instructions given below to transfer any Grey Wolf Shares from the name of the registered Grey Wolf Shareholder thereof if the Merger is not completed.

STEP 2 — AUTHORIZATION

All Grey Wolf Shareholders must complete this Step.

The undersigned hereby represents to Grey Wolf, Precision, Merger Sub and the Depositary that it is the registered owner of the Grey Wolf Shares represented by the certificate(s) described above under “Step 1 — Description of Grey Wolf Shares Transmitted” and has good title to those Grey Wolf Shares. The certificate(s) representing such Grey Wolf Shares are enclosed. The undersigned hereby transmits the certificate(s) representing such Grey Wolf Shares to be dealt with in accordance with this Letter of Transmittal and Form of Election. The undersigned understands that, following receipt of a fully completed and duly executed copy of this Letter of Transmittal and Form of Election and the certificate(s) described above, check(s) for cash consideration and/or certificate(s) representing Precision trust units to which the undersigned is entitled pursuant to the Merger will be issued to the undersigned as soon as practicable after the effective date of the Merger.

SECURITYHOLDER SIGNATURE(S)
This box must be signed by registered Grey Wolf Shareholder(s) exactly as the name(s) appear(s) on the Grey Wolf share certificate(s). See Instruction 5. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or any other person acting in a fiduciary or representative capacity, please provide the information described in Instruction 5.
à
Name:
(please print)

Signature:

Capacity (Title):

Address:

Telephone:

By signing above, and unless the undersigned has completed Step 5 below, the undersigned requests that the check(s) for cash consideration and/or certificate(s) representing Precision trust units to which it is entitled, be delivered by first class mail to the undersigned at the address as shown on the register of Grey Wolf Shares maintained by the Depositary.

STEP 3 — ELECTION OF CONSIDERATION TO BE RECEIVED

Part A

All Grey Wolf Shareholders must complete this Part A of Step 3.

The undersigned hereby elects to receive the following for each Grey Wolf Share transmitted (please check only one):

ELECTION(*)		FURTHER INSTRUCTIONS

☐	all cash consideration (on the basis of $9.02 per Grey Wolf Share)	If the undersigned has checked this box, proceed to Step 4.

or

☐	all Precision trust units (on the basis of 0.4225 of a Precision trust unit per Grey Wolf Share)	If the undersigned has checked this box, proceed to Step 4.

or

☐	a combination of cash consideration and Precision trust units	If the undersigned has checked this box, proceed to Step 3 - Part B below and upon completion thereof, (i) proceed to Step 4, and (ii) see Schedule “A” and ensure all information requested therein is completed.

Note:

*	If any of the elections above are made, this Letter of Transmittal and Form of Election must be received by the Depositary by 5:00 p.m. (Houston, Texas time) on , 2008 (the “Election Deadline”). If the effective date of the Merger is delayed to a subsequent date, the Election Deadline will also be delayed and Precision and Grey Wolf will promptly announce any such delay and, when determined, the rescheduled election deadline. The Grey Wolf Shares of any Grey Wolf Shareholder who does not deposit with the Depositary a duly completed Letter of Transmittal and Form of Election prior to the Election Deadline, or otherwise fails to comply with the requirements of the Letter of Transmittal and Form of Election with respect to elections to receive cash consideration, Precision trust units or a combination thereof (each, a “Non-Electing Grey Wolf Shareholder”), shall be deemed to be “No Election Shares” pursuant to the Merger Agreement. To the extent that the amount of cash consideration that would be paid with respect to shares for which holders of Grey Wolf Shares have elected to receive cash, together with the aggregate amount of cash consideration payable to Grey Wolf dissenting shares, exceeds the $1.12 billion maximum cash consideration to be paid by Precision in the Merger, No Election Shares will be converted into Precision trust units. However, to the extent that the amount of cash consideration that would be paid with respect to shares for which Grey Wolf Shareholders have elected to receive cash, together with the aggregate amount of cash consideration payable to Grey Wolf dissenting shares, is less than the $1.12 billion maximum cash consideration amount, then No Election Shares shall be converted into cash up to the maximum cash consideration amount. If payment of the No Election Shares would cause the aggregate cash consideration to exceed the $1.12 billion maximum cash consideration amount, then all No Election Shares will be converted pro rata into cash up to the maximum cash consideration amount, with the balance of such shares converted into Precision trust units.

Grey Wolf Shareholders should consult their financial and tax advisors prior to making an election as to the consideration they wish to receive pursuant to the Merger.

STEP 3 — ELECTION OF CONSIDERATION TO BE RECEIVED

Part B

Only Grey Wolf Shareholders who have elected to receive a combination of cash consideration and Precision trust units are required to complete this Part B of Step 3.

If the Grey Wolf Shareholder has elected to receive a combination of cash consideration and Precision trust units (where applicable) in Step 3 — Part A above, the undersigned is required to make the further election below specifying the number of Grey Wolf Shares submitted for each form of consideration that the undersigned wishes to receive for their Grey Wolf Shares. The number of Grey Wolf Shares inserted below should total the number of Grey Wolf Shares submitted with this Letter of Transmittal and Form of Election. For example, if a Grey Wolf Shareholder holds 1,000 Grey Wolf Shares and wishes to elect to receive one-half cash and one-half Precision trust units for its Grey Wolf Shares, the Grey Wolf Shareholder should insert the number 500 in the box corresponding to cash and the number 500 in the box corresponding to Precision trust units below. If the numbers inserted below do not total the number of Grey Wolf Shares submitted with this Letter of Transmittal and Form of Election, the numbers specified below will be pro-rated to total the number of Grey Wolf Shares submitted with this Letter of Transmittal and Form of Election. If a Grey Wolf Shareholder does not insert a number in the box corresponding to a form of consideration below, that Grey Wolf Shareholder will be deemed to have elected to not receive that form of consideration. If the Grey Wolf Shareholder does not complete this Part B, the Grey Wolf Shareholder will be deemed to have made an invalid election and will be treated as a Non-Electing Grey Wolf Shareholder as described in Step 3 - Part A above.

THE UNDERSIGNED, HAVING ELECTED TO RECEIVE A COMBINATION OF CASH CONSIDERATION, AND PRECISION TRUST UNITS IN STEP 3 — PART A ABOVE, HEREBY ELECTS TO RECEIVE THE FOLLOWING OF EACH FORM OF CONSIDERATION FOR THE GREY WOLF SHARES TRANSMITTED:

Cash Consideration	Grey Wolf Shares

Precision trust units	Grey Wolf Shares

Total	Grey Wolf Shares

The above allocations are subject to pro-rationing in accordance with the Merger Agreement whereby the maximum amount of cash to be paid to Grey Wolf Shareholders is $1.12 billion. See the Note to Step 3-Part A.

STEP 4 — HOLD FOR PICK-UP

       ☐

STEP 5 — SPECIAL DELIVERY INSTRUCTIONS

A Grey Wolf Shareholder must complete this step only if it wishes to have the check(s) for cash consideration and/or certificate(s) representing Precision trust units to which it is entitled under the Merger Agreement delivered to an address other than the current registered address of the Grey Wolf Shareholder as shown on the register maintained by Grey Wolf’s transfer agent.

SPECIAL DELIVERY INSTRUCTIONS See Instruction 6.	à	☐ Mail checks(s) and/or certificate(s) to
Name:
(please print)

Address:

If special delivery instructions have been selected, please proceed to Step 6.

STEP 6 — SIGNATURE GUARANTEE

A Grey Wolf Shareholder does not have to complete this step if either:

(1)	it is the registered Grey Wolf Shareholder of the certificate(s) representing the Grey Wolf Shares delivered with this Letter of Transmittal and Form of Election and has not completed Step 5 requesting delivery to an address other than the current registered address of the Grey Wolf Shareholder, or

(2)	it is an “Eligible Institution” as defined in Instruction 2.

In all other cases, a Grey Wolf Shareholder must complete this Step 6 by having its signature on this Letter of Transmittal and Form of Election guaranteed by an Eligible Institution (both a signature guarantee and a medallion guarantee are required).

GUARANTEE OF SIGNATURE(S) Authorized Signature on behalf of Eligible Institution.	à	Name:
(please print)
See Instructions 2 and 5.		Signature:

Name of Firm:

Address:

Telephone:

Dated:

INSTRUCTIONS

1.	Use of Letter of Transmittal and Form of Election

In order for a valid election to be made, this Letter of Transmittal and Form of Election (or manually signed facsimile thereof), together with the accompanying certificate(s) representing Grey Wolf Shares and all other required documents, must be received by the Depositary at one of the addresses specified on the back page of this Letter of Transmittal and Form of Election by the Election Deadline, being 5:00 p.m. (Houston, Texas time) on          , 2008. If the effective date of the Merger is delayed to a subsequent date, the Election Deadline will also be delayed and Precision and Grey Wolf will promptly announce any such delay and, when determined, the rescheduled election deadline.

2.	Guarantee of Signatures

The signature guarantee on this Letter of Transmittal and Form of Election is not required if: (i) this Letter of Transmittal and Form of Election is signed by the registered Grey Wolf Shareholder of the Grey Wolf Shares transmitted by this Letter of Transmittal and Form of Election, unless the Grey Wolf Shareholder has completed “Step 5 — Special Delivery Instructions” in which case the signature guarantee is required; or (ii) the Grey Wolf Shares are transmitted for the account of an Eligible Institution. An “Eligible Institution” means an institution such as a commercial bank, a trust company, a credit union or a brokerage firm that participates in a Medallion program. A notary public seal is NOT acceptable. If you require additional information regarding the legal documentation, please contact Computershare at the number provided in Instruction 10 below. See also Instruction 5.

3.	Delivery of Letter of Transmittal and Form of Election and Certificates

This Letter of Transmittal and Form of Election is to be completed by Grey Wolf Shareholders who hold certificates representing Grey Wolf Shares to be submitted with this Letter of Transmittal and Form of Election. Certificates representing Grey Wolf Shares, as well as a properly completed and duly executed Letter of Transmittal and Form of Election in the appropriate form, should be received by the Depositary at the addresses set forth herein by the Election Deadline. The method of delivery of certificates representing Grey Wolf Shares is at the option and risk of the person transmitting the certificates and delivery will be deemed to be effective only when such documents are actually received. Grey Wolf recommends that these documents be delivered to the Depositary at one of the addresses specified on the back page of this Letter of Transmittal and Form of Election via the use of registered mail, properly insured, with return receipt requested. This is highly recommended.

4.	Inadequate Space

If the space provided in this Letter of Transmittal and Form of Election is inadequate, the certificate number(s) and the number of Grey Wolf Shares represented thereby should be listed on a separate list attached to this Letter of Transmittal and Form of Election, which separate list must be signed by the Grey Wolf Shareholder.

5.	Signatures on Letter of Transmittal and Form of Election, Powers and Endorsements

If this Letter of Transmittal and Form of Election is signed by the registered Grey Wolf Shareholder(s) of the Grey Wolf Shares transmitted by this Letter of Transmittal and Form of Election, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever. If any of the Grey Wolf Shares transmitted by this Letter of Transmittal and Form of Election are held of record by two or more joint owners, all the owners must sign this Letter of Transmittal and Form of Election. If any transmitted Grey Wolf Shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal and Form of Election as there are different registrations or certificates. If this Letter of Transmittal and Form of Election or any certificates or powers are signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or any other person acting in a fiduciary or representative capacity, those persons should so indicate below the signature on the line marked “Capacity (Title)” when signing, and proper evidence satisfactory to the Depositary of their authority to act should be submitted.

If this Letter of Transmittal and Form of Election is signed by the registered Grey Wolf Shareholder(s) of the Grey Wolf Shares evidenced by certificates listed and submitted with this Letter of Transmittal and Form of Election, no endorsements of certificates or separate powers are required unless the check(s) for cash consideration and/or certificate(s) representing Precision trust units are to be delivered to a person other than the registered Grey Wolf Shareholder(s). Signatures on those certificates or powers must be guaranteed by an Eligible Institution. If this Letter of Transmittal and Form of Election is signed by a person other than the registered Grey Wolf Shareholder(s) of the Grey Wolf Shares evidenced by certificates listed and submitted by this Letter of Transmittal and Form of Election, the certificates must be endorsed or accompanied by appropriate share transfer or share transfer powers, in either case signed exactly as the name or names of the registered Grey Wolf Shareholder or Grey Wolf Shareholders appear on the certificates. Signatures on the certificates or powers must be guaranteed by an Eligible Institution (both a signature guarantee and a medallion guarantee are required).

6.	Special Delivery Instructions

If the check(s) for cash consideration and/or certificate(s) representing Precision trust units are to be sent to an address other than the current address of the Grey Wolf Shareholder as shown on Grey Wolf’s register, Step 5 should be completed.

7.	Lost Certificates

If a Grey Wolf Share certificate has been lost or destroyed, please contact American Stock Transfer at          . Requests for Assistance or Additional Copies

Questions and requests for assistance may be directed to the Information Agent and additional copies of this Letter of Transmittal and Form of Election may be obtained without charge on request from the Information Agent at the telephone number or addresses set forth in this Letter of Transmittal and Form of Election. Grey Wolf Shareholders may also contact their local broker, dealer, commercial bank, chartered bank, trust company or other nominee for assistance.

8.	Defects or Irregularities in the Declaration and/or Deposit

Any defect or irregularity in any declaration made by a Grey Wolf Shareholder pursuant to this Letter of Transmittal and Form of Election will, subject to the discretion of Grey Wolf, and after the effective date, Precision and Merger Sub, invalidate such declaration and, as a result thereof, will mean that the Grey Wolf Shareholder will not receive the check(s) for cash consideration and/or certificate(s) representing Precision trust units until a properly completed declaration is ultimately received. Grey Wolf, and after the effective date of the Merger, each of Precision and Merger Sub reserve the right, if either of them so elects, in its absolute discretion, to instruct the Depositary to waive any defect or irregularity contained in any Letter of Transmittal and Form of Election received by it.

9.	Questions

If a Grey Wolf Shareholder has any questions about the information contained in this Letter of Transmittal and Form of Election or requires assistance in completing this Letter of Transmittal and Form of Election, please contact [Insert Georgeson information and name] at:

By Mail:	By Overnight Delivery:

Computershare Trust Company, N.A. Attn Grey Wolf Inc P.O. Box 859208 Braintree MA 02185-9208	Computershare Trust Company, N.A. Attn Grey Wolf Inc 161 Bay State Drive Braintree MA 02184
Toll Free: 1-800-561-3540

10.	U.S. Grey Wolf Shareholders: Form W-9

In order to avoid backup withholding of U.S. federal income tax, a Grey Wolf Shareholder who is a resident of the U.S. for U.S. federal tax purposes or who is otherwise a U.S. person for U.S. federal income tax purposes is required to provide the Grey Wolf Shareholder’s current taxpayer identification number (“TIN”) by completing the Form W-9, see Schedule “B”, certifying under penalties of perjury that the TIN provided on that form is correct (or that such Grey Wolf Shareholder is awaiting receipt of a TIN), that the Grey Wolf Shareholder is a U.S. person for U.S. federal income tax purposes, and that (i) the Grey Wolf Shareholder is exempt from backup withholding, (ii) the Grey Wolf Shareholder has not been notified by the Internal Revenue Service that the Grey Wolf Shareholder is subject to backup withholding as a result of failure to report all interest or dividends, or (iii) after being so notified, the Internal Revenue Service has notified the Grey Wolf Shareholder that the Grey Wolf Shareholder is no longer subject to backup withholding. If the correct TIN is not provided or if any other information is not correctly provided, a penalty of up to $500 may be imposed on the Grey Wolf Shareholder by the Internal Revenue Service and the Grey Wolf Shareholder may be subject to backup withholding at a rate of 28%. Wilfully falsifying certifications or affirmations may result in criminal penalties.

Backup withholding is not an additional U.S. income tax. Rather, the U.S. income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is furnished in a timely manner to the Internal Revenue Service.

The TIN for an individual U.S. citizen or resident is the individual’s social security number. A Grey Wolf Shareholder who does not have a TIN may write “Applied For” in Part I of the Form W-9 if such Grey Wolf Shareholder has applied for a TIN or intends to apply for a TIN in the near future. If the Grey Wolf Shareholder does not provide a TIN within 60 days, the Grey Wolf Shareholder will be subject to backup withholding until a TIN is provided.

Certain Grey Wolf Shareholders (including, among others, all corporations and certain not-for-profit organizations) are not subject to these backup withholding requirements. To avoid possible erroneous backup withholding, a Grey Wolf Shareholder that is a U.S. person for U.S. federal income tax purposes and is exempt from backup withholding should complete the Form W-9 by providing the Grey Wolf Shareholder’s correct TIN, signing and dating the form, and checking the box “Exempt from backup withholding”. A Grey Wolf Shareholder should consult its tax advisor as to the Grey Wolf Shareholder’s qualification for an exemption from backup withholding and the procedure for obtaining such exemption.

11.	Non-U.S. Grey Wolf Shareholders: Form W-8

A holder of Grey Wolf Shares who is not a U.S. person for U.S. federal income tax purposes must submit the appropriate Form(s) W-8. Generally, a foreign individual or a foreign corporation that is not a pass-through entity for U.S. income tax purposes and is not engaged in a trade or business within the U.S. would provide a Form W-8BEN. A foreign entity that is a pass-through entity for U.S. federal income tax purposes and is not engaged in a trade or business within the U.S. would generally provide a W-8BEN and/or a Form W-8IMY (which may require additional Forms W-8BEN for its beneficial owners), depending on its particular circumstances. A foreign individual or a foreign entity that is engaged in a trade or business within the U.S. may be required to provide a Form W-8ECI. The Form W-8BEN is enclosed herein, see Schedule “B”. The Forms W-8IMY and W-8ECI will be provided to Grey Wolf Shareholders upon request to the Depositary at one of the addresses specified on the back page of this Letter of Transmittal and Form of Election.

Exempt persons are not subject to backup withholding. Grey Wolf Shareholders that are non-U.S. residents for U.S. federal income tax purposes may qualify as exempt persons by submitting Form W-8BEN, signed under penalties of perjury, certifying such Grey Wolf Shareholder’s foreign status.

If backup withholding applies, 28% of certain payments to be made to the Grey Wolf Shareholder is required to be withheld. Backup withholding is not an additional tax. Rather, the U.S. tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained by filing a tax return with the Internal Revenue Service.

All Grey Wolf Shareholders are urged to consult their own tax advisors to determine which forms should be used and whether they are exempt from backup withholding.

SCHEDULE “A”

The Depositary is:

Computershare Trust Company, N.A.

Deliver by Registered Mail or Overnight Mai to:

By Mail:	By Overnight Delivery:

Computershare Trust Company, N.A. Attn Grey Wolf Inc P.O. Box 859208 Braintree MA 02185-9208	Computershare Trust Company, N.A. Attn Grey Wolf Inc 161 Bay State Drive Braintree MA 02184
Toll Free: 1-800-561-3540